                                                                       EXHIBIT 5


                           JONES, DAY, REAVIS & POGUE


                           3500 One Peachtree Center


                              303 Peachtree Street


                             Atlanta, Georgia 30308



                                October 23, 1997


Nextel Communications, Inc.
1505 Farm Credit Drive
McLean, Virginia 22102

Gentlemen:


     We have acted as counsel to Nextel Communications, Inc., a Delaware corporation (the "Company"), in connection with the registration of up to 2,160,072 shares of Common Stock, $.001 par value per share, of the Company (the "Shares"), to be issued by the Company pursuant to Post-Effective Amendment No. 3 on Form S-3 (File No. 33-80021) to the Company's Registration Statement on Form S-4 (File No. 33-80021) (the "Registration Statement"), filed with the Securities and Exchange Commission to which this opinion appears as Exhibit 5.


     We have examined originals or certified or photostatic copies of such records of the Company, certificates of officers of the Company, and public officials and such other documents as we have deemed relevant or necessary as the basis of the opinion set forth below in this letter. In such examination, we have assumed the genuineness of all signatures, the conformity to original documents submitted as certified or photostatic copies, and the authenticity of originals of such latter documents. Based on the foregoing, we are of the following opinion:

        The Shares are duly authorized, and when issued by the Company in the manner described in the Registration Statement, will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and the reference to this Firm under the heading "Legal Matters" in the Prospectus constituting part of the Registration Statement.

                                          Sincerely,


                                            /s/ JONES, DAY, REAVIS & POGUE


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                                                JONES, DAY, REAVIS & POGUE